Banc of America Leasing & Capital, LLC Equipment Security Note Number 21943-70001

This Equipment Security Note No. 21943-70001 dated as of December 29, 2010 (this “Equipment Note”), is entered into pursuant to and incorporates by this reference all of the terms and provisions of that certain Master Loan and Security Agreement No. 21943-70000 dated as of December 29, 2010 (the “Master Agreement”), by and among Banc of America Leasing & Capital, LLC (“Lender”), Skechers U.S.A., Inc. (“Borrower”), and Bank of Utah. All capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Master Agreement. If any provision of this Equipment Note conflicts with any provision of the Master Agreement, the provisions contained in this Equipment Note shall prevail. Borrower hereby authorizes Lender to insert the serial numbers and other identification data of the Equipment, dates, and other omitted factual matters or descriptions in this Equipment Note. The term “Agent” as used herein shall mean Bank of Utah or such other person or entity (including Banc of America Leasing & Capital, LLC) as Lender may inform Borrower from time to time, and Borrower hereby acknowledges that such Agent as designated from time to time shall be agent for and act on behalf of Lender.

The occurrence of an “Event of Default,” as defined in the Master Agreement, shall entitle Lender to accelerate the maturity of this Equipment Note and to declare the Prepayment Amount to be immediately due and payable, and to proceed, or cause Agent to proceed, at once to exercise each and every one of the remedies provided in the Master Agreement or otherwise available at law or in equity. All of Borrower’s Obligations under this Equipment Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. Borrower waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce Borrower’s Obligations hereunder, any claim whatsoever against Lender or Agent.

1. Equipment Financed; Equipment Location; Grant of Security Interest. Subject to the terms and provisions of the Master Agreement and as provided herein, Lender is providing financing in the principal amount described in Section 2 below to Borrower in connection with the acquisition or financing of Equipment described in Exhibit A attached hereto (such Exhibit A to be updated from time to time).

Location of Equipment. The Equipment will be located at the Distribution Facility.

In the Master Agreement, Borrower has granted a security interest in and to the Collateral, whether now owned or hereafter acquired by Borrower, to Agent, as agent for and on behalf of Lender, in order to secure the payment and performance of all Borrower’s Obligations under the Master Agreement, this Equipment Note and any other equipment note(s) entered into pursuant to the Master Agreement, all as more particularly provided in the Master Agreement. Lender’s agreement to provide the financing contemplated herein shall be subject to the satisfaction of all conditions established by Lender and Lender’s prior receipt of all required documentation in form and substance satisfactory to Lender in its sole discretion.

2. Payments. For value received, Borrower promises to pay to the order of Lender, the principal amount of $39,324,990.51, together with interest thereon as provided herein. This Equipment Note shall be payable by Borrower to Agent, as agent for and on behalf of Lender, in 60 consecutive monthly installments of principal and interest (the “Installment Payments”), in arrears, commencing on January 29, 2011 (the “Initial Payment Date”) and continuing thereafter through and including the Maturity Date (as defined below) (collectively, the “Equipment Note Term”), together with one final payment on the Maturity Date (the “Final Payment”; and together with the Installment Payments being collectively referred to as the “Payments”). Each Payment shall be in the amount provided below. The Installment Payments shall be due and payable on the same day of the month as the Initial Payment set forth above in each succeeding payment period (each, a “Payment Date”) during the Equipment Note Term and the Final Payment shall be due on December 29, 2015 (the “Maturity Date”). All interest hereunder shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each. The final Payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid principal amount of this Equipment Note, together with all accrued and unpaid interest, charges and other amounts owing hereunder and under the Master Agreement.

(a) Interest Rate. Interest shall accrue on the entire principal amount of this Equipment Note outstanding from time to time at a fixed rate of Three and 54/100 percent (3.54%) per annum or, if less, the highest rate of interest permitted by applicable law (the “Interest Rate”), from the Advance Date set forth below until the principal amount of this Equipment Note is paid in full, and shall be due and payable on each Payment Date.

(b) Payment Amount. The principal and interest amount of each of the first fifty-nine (59) Payments shall be $531,390.74 with the final Payment of principal and interest in the amount of $12,635,465.52.

3. Prepayment. Borrower may prepay the outstanding principal balance of this Equipment Note, in whole or in part (provided, however, that any partial prepayment shall be in an amount not less than $500,000.00), on a scheduled Payment Date occurring after forty-one (41) months from the date hereof solely upon at least 30 days’ but not more than 60 days’ prior written notice from Borrower to Lender (unless prepayment is pursuant to Section 5(b) of the Master Agreement), provided that any such prepayment shall be made together with (a) all accrued interest and other charges and amounts owing hereunder through the date of prepayment, and (b) the Make-Whole Amount (unless prepayment is pursuant to Section 5(b) of the Master Agreement); provided, however, that, if any prepayment of this Equipment Note is made following an Event of Default, by reason of acceleration or otherwise, the Make-Whole Amount shall be calculated based upon the full original Equipment Note Term.

4. Borrower Acknowledgements. Upon delivery and acceptance of the Equipment, Borrower shall execute this Equipment Note evidencing the amounts financed by Lender in respect of such Equipment and the Payments of principal and interest hereunder. By its execution and delivery of this Equipment Note, Borrower:

(a)	reaffirms of all of Borrower’s representations, warranties and covenants as set forth in the Master Agreement and represents and warrants that no Default or Event of Default under the Master Agreement exists as of the date hereof;

(b)	represents, warrants and agrees that: (i) each item of Equipment has been delivered to and unconditionally accepted by Borrower for all purposes under the Master Agreement and this Equipment Note; and (ii) there has been no material adverse change in the operations, business, properties or condition, financial or otherwise, of Borrower since September 30, 2010;

(c)	authorizes and directs Lender (i) to advance the principal amount of this Equipment Note to reimburse Borrower or pay Vendors all or a portion of the purchase price of the Equipment in accordance with Vendors’ invoices therefor, receipt and approval of which are hereby reaffirmed by Borrower, and (ii) to enter the date of such advance below Lender’s signature as the “Advance Date” for all purposes hereof; and

(d)	agrees that Borrower is absolutely and unconditionally obligated to pay to Agent, as agent for and on behalf of Lender, all Payments at the times and in the manner set forth herein.

BANC OF AMERICA LEASING & CAPITAL, LLC By: /s/ Gail C. Beall	SKECHERS U.S.A., INC. By: /s/ David Weinberg

Printed Name: Gail C. Beall	Printed Name: David Weinberg

Title: Vice President	Title: COO & CFO

Advance Date: December 29, 2010

EXHIBIT A TO EQUIPMENT SECURITY NUMBER 21943-70001

Equipment

				WYNRIGHT PURCHASE
QUANTITY	UNIT OF MEASURE	DESCRIPTION	VENDOR	ORDER #	SERIAL NUMBER	COST	STATUS
1	LOT	WAREHOUSE SIMULATION	D-2 CONSULTING SERVICES	14088001	ORDER # 08-210	$139,184.64	SALT LAKE CITY, UT

1	EA	CROSS-BELT TRAY SORTER	BEUMER CORPORATION	14088002	ORDER # 607-011189	$4,777,005.22	MORENO VALLEY STORAGE WAREHOUSE

1	EA	AUTOMATED STORAGE & RETRIEVAL SYSTEM	DAIFUKU AMERICA CORPORATION	14088003	ORDER # CAF00012	$18,551,830.37	MORENO VALLEY STORAGE WAREHOUSE

1	LOT	PRELIMS/ANALYSIS/CALCS/DESIGN	STRUCTURAL CONCEPTS	14088004	VARIOUS	$31,472.00	WYNRIGHT OFFICE, CHINO, CA

1	LOT	CONVEYOR	AUTOMOTION, INC.	14088005	ORDER # 281270	$8,991,770.15	MORENO VALLEY STORAGE WAREHOUSE

17	EA	TELESCOPIC EXTENDABLE CONVEYORS	FLEXIBLE MATERIAL HANDLING	14088008	MODEL # MR3-25/80	$1,052,578.37	MORENO VALLEY STORAGE WAREHOUSE

27	EA	NARROW BELT SORTERS	TGW — ERMANCO, INC	14088009	ORDER # 1108763	$2,328,625.79	MORENO VALLEY STORAGE WAREHOUSE

1	EA	HIGH PILE STORAGE PERMIT	PREMIER FIRE CONSULTING, LLC	14088010	ORDER # A-1786	$3,640.00	WYNRIGHT OFFICE, CHINO, CA

1	LOT	CONTROL PANELS/SOFTWARE	PYRAMID CONTROLS, INC.	14088011	ORDER # P0835	$1,587,515.71	MORENO VALLEY STORAGE WAREHOUSE

1	LOT	D SIZE DRAWINGS	BOOMERANG BLUEPRINT	14088012	ORDER # 14822	$110.82	WYNRIGHT OFFICE, CHINO, CA

1	LOT	FREIGHT	VARIOUS	VARIOUS	VARIOUS	$1,861,257.44	N/A

TOTAL						$39,324,990.51